UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 10, 2011

MADISON ENTERPRISES GROUP, INC.
(Exact name or registrant as specified in its charter)

Delaware	333-142666	20-8380322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, NY 10017
(Address of Principal Executive Offices, Including Zip Code)

212-330-8035
(Registrant's Telephone Number, Including Area Code)

488 Madison Avenue, Suite 1100
New York, NY 10022
(Former Address, Provided on Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Acquisition Agreement

Madison Enterprises Group, Inc. (“Madison”, "We", "Us", "Our" or the "Company"), a Delaware corporation, on May 10, 2011, closed with respect to an Acquisition Agreement dated May 10, 2011 (the “Acquisition Agreement”) entered into with Fastfix, Inc. (“Fastfix”), a Delaware corporation (the “Closing”). Pursuant to the terms of the Acquisition Agreement, Madison agreed to acquire up to 99,829,313 shares of the issued and outstanding common stock of Fastfix from the stockholders of Fastfix (the “Fastfix Stockholders”) in exchange for up to 2,824,800 shares of the common stock of Madison. The aggregate of 99,829,313 shares represents 100% of Fasfix’s issued and outstanding shares of Common Stock. The aggregate of 2,824,800 shares represents 88% of Madison’s shares of Common Stock expected to be issued and outstanding as of June 9, 2010, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement.

Madison agreed to issue a pro rata amount of the 2,824,800 shares to each of the Fastfix Stockholders who transfers his, hers, or its shares to Madison. At the Closing, Madison received 91,500,000 shares constituting 91.66% of the issued and outstanding common stock of Fastfix from Fastfix Stockholders and issued 2,589,111 shares constituting 80.66% of Madison’s Common Stock expected to be issued and outstanding as of June 9, 2010, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement, to those Fastfix Stockholders. This exchange of shares represented a change of control of Madison from the stockholders of Madison to the Fastfix Stockholders (the “Acquisition”). Subsequent to the Closing through the date hereof, Madison received an additional 7,514,569 shares constituting 7.53% of the issued and outstanding common stock of Fastfix from Fastfix Stockholders and issued 212,634 shares of Madison’s Common Stock to those Fastfix Stockholders. Accordingly, an aggregate of 99,014,569 shares constituting 99.19% of the issued and outstanding common stock of Fastfix have been received from Fastfix Stockholders and 2,801,745 shares of Madison’s Common Stock constituting 87.28% of Madison’s Common Stock expected to be issued and outstanding as of June 9, 2010, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement, had been issued as of this date.

The percentages set forth in the preceding two paragraphs do not include the shares which the Company is obligated to redeem from Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC. Pursuant to the Acquisition Agreement, Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC agreed to deliver to the Company for redemption 2,824,800 shares of Madison's Common Stock, in consideration for the payment of $150,000 payable to Mintz & Fraade, P.C. on behalf of Mintz & Fraade Enterprises, LLC and Sierra Grey Capital, LLC as follows: (i) $37,500 from the first $75,000 of funds received from any source including, but not limited to, a private or public debt or equity offering (when the first $37,500 is paid by Madison to Mintz & Fraade, P.C. then Madison shall redeem 353,100 shares of Madison Common Stock owned by Mintz & Fraade Enterprises, LLC and 353,100 shares of Madison Common Stock owned by Sierra Grey Capital, LLC) and (ii) when $37,500 from each additional $75,000 of funds which are received from any source including, but not limited to, a private or public debt or equity offering, then Madison shall redeem 353,100 shares of Madison Common Stock owned by Mintz & Fraade Enterprises, LLC and 353,100 shares of Madison Common Stock owned by Sierra Grey Capital, LLC so that when $300,000 is received from any source including, but not limited to, a private or public debt or equity offering, the full $150,000 shall have been paid and 2,824,800 shares of Madison Common Stock shall have been redeemed.

Pursuant to the Acquisition Agreement, the remaining Fastfix Stockholders who own 814,744 shares representing 0.81% of Fastfix’s issued and outstanding shares prior to the Closing have 30 days after the Closing to transfer their Fastfix shares to Madison and receive 23,054 shares constituting 0.72% of Madison’s Common Stock expected to be issued and outstanding as of June 9, 2010, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement.

Pursuant to the Acquisition Agreement, the parties agreed that subsequent to the Closing Madison shall:

1.
amend its Certificate of Incorporation to increase the number of authorized shares to 160,000,000 shares, of which 150,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock;

2.	increase the number of outstanding shares of Madison by implementing a 12.3902577-for-1 stock split and
3.	file a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to change its name to “Fastfix, Inc.” (“Fastfix”).

Subsequent to the Closing, Management determined to increase the number of shares of Common Stock to be authorized to 200,000,000 and the number of shares of Preferred Stock to be authorized to 25,000,000, resulting in a total number of authorized shares of 225,000,000.

Prior to the execution of the Acquisition Agreement, 21 stockholders of Madison whose shares are included in our Registration Statement declared effective by the SEC signed a letter agreeing not to sell their shares prior to the occurrence of the filing of this Form 8-K and the filing of a post-effective amendment of the Company’s Form S-1 and such post-effective amendment being declared effective.

The Acquisition Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants. This brief discussion with respect to the Agreement is qualified by reference to the provisions of the Acquisition Agreement which is attached as Exhibit 1.1 to this Form 8-K.

DESCRIPTION OF OUR BUSINESS

Forward Looking Statements

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this report, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the risk factors section and elsewhere in this report.  Any such statements are representative only as of the date of this report.   We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this report or to reflect the occurrence of unanticipated events, except for such updates to this report as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

History and Development (Organization within Last 5 Years)

Madison was incorporated under the laws of the State of Delaware on August 17, 2006.  Since inception, Madison has been engaged in developmental stage activities and organizational efforts, including, but not limited to, obtaining initial funding.  Based upon its proposed business activities, Madison was deemed a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Madison was, as defined in Rule 12b-2 under the Exchange Act, also a “shell company,” defined as a company with no or nominal assets (other than cash) and no or nominal operations.

Prior to the Acquisition, Michael Zaroff served as President and as a Director, Frederick M. Mintz served as Chairman of the Board and as a Director and Alan P. Fraade, Madison’s original incorporator, served as Principal Accounting Officer, Principal Financial Officer, Vice President, Secretary and as a Director. As part of the Acquisition Agreement, on May 10, 2011 Madison’s three Directors appointed Vijaya Iswara and Craig Eckert as Directors.  Messrs. Zaroff, Mintz and Fraade then resigned all of their respective positions as officers and directors of the Registrant. Messrs. Iswara and Eckert thereafter appointed Mr. Iswara as Chairman and Secretary and Mr. Eckert as President and Chief Executive Officer of the Company. Accordingly, Vijaya Iswara and Craig Eckert are the sole officers and directors of the Company.

Madison has not been involved in any bankruptcy, receivership or similar proceeding.

Fastfix, Inc.

Fastfix was incorporated on July 21, 2005 pursuant to the laws of the State of Delaware.  Fastfix is in the beginning stages of its business and intends to provide transactional support by acting as brokers to facilitate international shipping transactions. The Company intends to commence providing services to cargo owners, ship owners, ship brokers, international traders and international bankers by matching bulk cargo owners of materials including, but not limited to, grain, steel, scrap metal, cement, sand, ores, minerals, with a compatible vessel. Matching is currently provided by us offline in a limited capacity. However, Fastfix has been developing an Internet-based transactional system for matching cargo owners to compatible vessels known as the Fastfix Global bulk cargo ocean freight fixture trade planning system (the “System”), which will become a fully integral part of the Company’s business activities when it is launched.  Matching via the Internet will be done through a software program which matches cargo with specific shipping requirements with specific vessels.  The System will use software generated logic which allows its customers to negotiate terms and conditions and successfully conclude a transaction. The System will provide a global trade structure for physical markets, secondary markets and derivative markets. Fastfix’s business goal is to provide a proprietary technological system offering a complete transactional solution.

Our corporate address is 330 Madison Avenue, New York, NY 10017. We maintain a website with the following address: www.fastfixinc.com.

The System

Fastfix is in the process of developing, and has filed a patent for, the Fastfix Global bulk cargo ocean freight fixture trade planning system (the “System”), which will be an Internet-based transactional system for matching cargo owners to compatible vessels. Management believes the System will offer a complete transactional solution by providing a global trade infrastructure for all major dry bulk commodities that are transported by ship. Management believes it will offer a cohesive structure for physical markets, secondary markets and derivative markets.

The System will consist of channels of accumulating necessary inputs, from both internal and external data points, to process Global bulk cargo, ocean freight fixture and trading methods for improving and simplifying a global trade delivery system. The System accomplishes this by offering product pricing efficiencies by consistently delivering lower costs of raw materials and finished goods at wholesale levels. The System will be a single point global trade planner which provides infrastructure network for traders, charterers, owners, brokers, financial institutions and others by offering full integration of disparate commercial ship fixing processes with applicable financial trading processes. Management believes this integration will improve planning international bulk shipment, minimizing freight capital blocked in a transaction, calculating launch timing for banking instruments, managing currency, production, commodity pricing and ship sourcing risks, negotiating charter party terms, facilitating high level transparency of voyage processes, and causing efficient deployment of global shipping fleets.

One of Management's main goals for the System besides creating a coherent global trade planning facility is to achieve real time liquidity of capital blocked in commodity and ocean freight commitments. Many dry bulk commodities form the inputs in various processes occurring in global factories. In international trade, while a commodity is being sourced and shipped, there can be a lag time of several weeks to sometimes months between its origin and final destination. Such travel time blocks significant amounts of financial capital in legally binding commitments for all corporate participants. Management believes the System will facilitate implementation of a trade planner by seamlessly integrating ground level commercial ship fixing processes via direct global bidding and dynamic real time pricing of shipping assets for each specific cargo parcel for charter contracts. Management believes that the System will solve ocean freight problems for physical market participants including dry or liquid bulk ship owners, operators, ship brokers, charterers, cargo trading companies, ship or cargo agency businesses and Letter of Credit or trade finance providing financial institutions. Management believes the System can be connected with barges, and will integrate barge loading of cargos in both export and import sector activities on major river systems around the globe. As a direct result of this penultimate process of the System, commodities which originate from deep in the hinterland can be priced for river transport along with ocean shipping at a single location for the purposes of achieving transparency of shipping costs from origin to destination.

Management believes the System will also provide liquidity to freight and commodity contracts through financial trading mechanisms by connecting to the traditional commodity, maritime and option exchanges worldwide. This process should potentially open up the freight markets to exponential growth levels akin to other financial derivative innovations. Design of the contracts achieved under the System could resolve structural deficiency currently inherent in the market place and result in sound rationale for pricing volatile and cyclical shipping markets. Since Management believes that the System will facilitate perpetual fixing opportunity for ships in the physical markets, the secondary and derivative markets can operate on accepted fundamental facts instead of dependency upon thin market spectrum.

Intellectual Property

Patents and Licenses

On May 25, 2005, our Chairman and one of our Directors, Mr. Vijaya Iswara, filed a patent application for the FastFix-The Cargo Fixture System with the United States Patent and Trademark Office (USPTO). The Serial No. is 908753 and Series Code is 10.  The publication date is November 30, 2006.  The System offers a comprehensive solution which may maintain the highest degree of relevance to market forces, cost structures unique to individual shipping organizations, ongoing but ever changing worldwide supply and demand for tonnage, expectations of commodity traders, shipbrokers and other participants such as international bankers.

As of the date of this filing, this patent has not been approved by the United States Patent and Trademark Office.

Mr. Vijaya Iswara has agreed to assign the FastFix-The Cargo Fixture System patent to the Company.

We have or intend to trademark all appropriate service or trade names which we have utilized, including, but not limited to, the following:

1. COA Plan
2. Corporate Grids
3. Fastfix Final Report
4. FGB A/C or Fastfix Global Bucks A/C
5. FGB Sub A/C
6. Level I Freight Quote
7. Level II Freight Quote
8. Level III Freight Quote
9. Maritime Freight Bid
10. Port Connector-View
11. Post-A-Quote
12. QuoteMaster
13. Rate My FSPN
14. ShipYES Report
15. Source-Agent
16. Trade Genie
17. View Operating Days

The Freight Market

The freight market is extensive and complex with ship owners, operators and charterers at the mercy of fluctuating freight rates. Thousands of events can have an impact upon the cost of sea transport and anyone moving bulk commodities operates in an extremely volatile environment. Seaborne trade is vital in enabling the global economy to function. The world relies upon a fleet of ships with a cargo carrying capacity, as of the beginning of 2010, of 1,276 million deadweight tons (source: United Nations Conference on Trade and Development – Review of Maritime Transport 2010; “UNCTAD”) to carry every conceivable type of product from grain to crude oil, iron ore and chemicals. The latest United Nations figures show that 7.94 billion tons of trade were transported by sea in 2009. (Source UNCTAD). World trade is dependent upon the availability of adequate shipping capacity.

In global commodity trades, calculating ocean freight costs is very complex. If done inaccurately, it can impair the outcome of trades that involve international movement of commodities by water. Participants in the industry utilize tools which are aimed at a company’s internal operations. With increasingly significant levels of capital being committed to global ocean freight, it is necessary that the industry participants have clear, transparent and fluid global mechanism for the purposes of risk mitigation and risk management as it pertains to commodity and shipping costs. Pockets of activity amongst local or regional players do not offer globally competitive freight and thus undermining a firm’s competitiveness in the global market place. There is a dire necessity for bringing together different industry participants to achieve common streamlined approach for assessing their own internal quest for ocean freight. Management believes that the System will offer globally cohesive solutions and deliver such benefits.

In recent times global trade has increased by leaps and bounds. Increasing levels of globalization caused raw material suppliers and users to source materials from new global locations and transport them to far reaching international destinations. Trading companies which exercise flexibility enter into brand new business relationships for this purpose. While these companies are able to effectively evaluate specific commodity trades they are engaged in, they are often unable to properly understand their organization's unique relationship with the global shipping maze. Hence, commodity traders in the physical movement markets simply defer to methods which are ineffective and cumbersome. For example, if a buyer in the grain trade routinely relies upon its suppliers for pricing, it offers less transparency with regards to its ocean freight costs.

Additionally, the shipping jargon, sourcing procedures, negotiating methods, and operational activities vary significantly from one type of commodity trade to another. This body of knowledge is less available for industry participants; thus making it an inefficient and restrictive aspect of the overall international trade planning processes.

Often, the freight or logistics experts which are employed by companies come from their own internal ranks, and therefore lack requisite appreciation for the complexities and intricacies of international ocean shipping methods within the context of larger global trade. This limitation stems from years of under investment in research, lack of leadership and inability to foresee connecting points. Such disconnect and under appreciation is equally prevalent amongst all international groups which are connected with each other through the common thread of global shipping process flow.

Ships and other marine transport form the most common thread for all global trade activities. They are the primary convergence point for global trade transactions where title to the goods is officially considered exchanged. The demand for international ocean shipping is of a derived nature and this situation calls for an efficient trade planning global mechanism which comprehensively addresses various critical and essential connecting points of the trade transaction. Management believes the System will efficiently connect the physical commodity trading world to the most fluid and advanced financial market systems.

Government Regulation

Management believes that it is not subject to any specific governmental regulation due to the nature of its intended business.

Competition

We believe our main competitors are the companies set forth below:

Triple Point Technology Inc. (“Triple Point”) is engaged in the business of risk mitigation of commodity and freight trades. Triple Point is the leading provider of software for end-to-end commodity management. This global company provides innovative solutions to competitively address the complex commodities value chain: buying, selling, trading, and procurement; enterprise risk management; scheduling and logistics; storage; processing; and settlement and accounting. Triple Point's commodity management platform enables over 260 customers in more than 35 countries to profitably manage exposure to energy and raw materials across industries including energy; metals; agriculture; transportation; shipping; consumer products; discrete manufacturers; and big box retailers. Triple Point was named a 'Leader' in Gartner's ETRM Magic Quadrant for its completeness of vision and ability to execute in 2009 and 2010. Founded in 1993, Triple Point employs over 600 persons in 11 offices and support centers around the globe.

AXSMarine is engaged in the business of integrating technical aspects of shipping. AXSMarine was formed in June 2000 and today has over 450 clients for its four specialized product lines: AXSDry, Alphaliner, AXSS&P and AXSTanker. AXSMarine produces a complete set of interactive, Internet-based decision-making tools and databases which support all commercial ship chartering activities. The products and solutions of AXSMarine are purpose-built for shipbrokers, operators, owners, charterers, research firms and financial institutions, using state-of-the-art Internet technologies. AXSMarine online tools are secure, fast and easy to use, and the databases they source are always up to date. Because they are Internet based, AXSMarine’s services are available from any computer, anywhere. There is never anything to download or install. AXSMarine subscribers can transform a massive overload of raw text data into useful, searchable information. As a result, they enable clients and clients’ teams to make faster decisions and smarter choices by easily interacting clients’ own information and market data with AXSMarine’s powerful, easy-to-use assessment and analysis tools.

Steminorder Inc. (“Steminorder”) has a listing service with enhanced matching and messaging capabilities.  Steminorder provides an online listing service for ships, cargos, sale and purchase of ships. Steminorder users may create and announce their references, tracking the performance of companies on the website. All users may evaluate and comment on services as well as advertise services and activities. With the STEMINORDER CARD platform, users may comment and criticize vessels, companies, completed businesses plus fixtures and failed businesses. Comparison of companies, services and scale of shipping market rates are also available.

Copenhagen Shipping Exchange ApS (“CPHSE”) is engaged in the business of improving ship matching capabilities, voice solutions and email communications. CPHSE was founded in 2009 by Jonas Bruhn and Stefan Avivson. The company’s headquarter is in Copenhagen, Denmark. CPHSE is owned by its co-founders and is backed by a group of American investors. CPHSE is governed by Danish law. CPHSE collaborates with and delivers software solutions to leading players of the shipping industry. CPHSE currently employs more than 20 people, all trained specialists in their respective fields. These employees work continuously to improve the user friendliness of the different software for CPHSE. After years of research and development, CPHSE now offers ship owners, principals, charterers, and brokers alike a patented online software service which ensures the option to close deals instead of searching vast amounts of emails every day for information on open vessel positions, available cargo and port activity and so on. Through reliable statistics, CPHSE also offers a tool which gives its customers in depth insights and crucial intelligence into the effects of their email communications

Stelvio Inc. (“Stelvio”) is engaged in the business of improving the traditional information silos to a web-based architecture. Stelvio is a Montreal based software development house that has been successfully designing commercial solutions since 1990. ShipDecision is a product of Stelvio. The web-based architecture removes the need for in-house servers and complex IT infrastructure. Data is stored on Stelvio-owned server farms housed for security, redundancy and high availability at two separate hosting facilities in the Greater Montreal area. With specific modules for Brokers, Operators, Charterers, Surveyors, Agents, Insurers and Registries, ShipDecision 3.0 saves time, reduces costs, and helps create a competitive advantage. It can be customized to suit an organization’s business needs and to mirror an organization’s business processes. Teams using the system gain better control of the information needed to make decisions.

RISK FACTORS

Our business and operations involve numerous risks, some of which are beyond our control which may affect future results and the market price of our common shares. In any such case, the market price of our common shares could decline, and investors may lose all or part of their investment. The following discussion highlights all material risks known to us.

Risks With Respect to Our Business

Competition could substantially impair our business and our operating results.

Competition in our business is intense.  We are engaging in a business similar to several major corporations.  Most of the financial and technical resources, name recognition, market access, commercial connections, and research and development capabilities of each of our competitors far exceed ours.  In view of our limited history, investments and number of personnel, it will be difficult for us to gain market access, and if we do develop a successful product, one or more of these companies may develop a similar or superior product within a short time.

Our Chairman and Director Mr. Vijaya Iswara is the sole stockholder of the Company’s largest stockholder.

Mr. Vijaya Iswara is our Chairman and one of our directors.  Mr. Iswara is also the sole stockholder of the Company’s largest stockholder, Deep Sea Logistics, Inc., which owns approximately 35% of our shares.  Deep Sea Logistics shall also receive a pro rata number of shares of the 10,000,000 shares of Series A Anti-Dilutive Preferred Stock to be distributed to stockholders, equaling 3,570,000 shares. Thus, Mr. Iswara has substantial influence over our business, and will continue to have substantial influence over our business. Mr. Iswara has agreed that he and Deep Sea Logistics, Inc. will not engage in any business activities other than through the Company.

We are dependent upon key personnel.

Messrs. Vijaya Iswara and Craig Eckert are critical to our operations. If we were to lose either of their services, it could have a material adverse effect upon our business.

In addition, in the past we have relied, as needed, upon consultants and advisors in the following areas: technical and software architect, chartering operations, sales and marketing and finance.  There can be no assurance that these consultants and/or advisors will be available in the future. The loss of the services of any of these consultants and advisors, particularly consultants providing technical and software architect services, sales and marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants and advisors in the following areas: technical and software architect, chartering operations, sales and marketing and finance.  Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.  The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing technical and software architect, sales and marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

We will need financing to develop our business and to meet our capital requirements.

We will need financing to develop our business and meet our capital requirements. Management anticipates that we will need approximately $1,000,000 in financing to commence and execute our business plan. We currently have no arrangements to obtain financing and we will be dependent upon sources such as:

•	funds from private sources such as, loans and additional private placements, and
•	funds from public offerings.
•	future earnings,

Financing may only be available, if at all, upon terms which may not be commercially advantageous. If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

Our anticipated future growth is dependent upon our ability to successfully manage the growth of our operations.

We expect to experience growth in the number of employees and the scope of our operations. There can be no assurance that we will be able to grow our business as expected.  Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent upon our ability to implement adequate improvements to financial and management controls, reporting and other procedures and hire sufficient numbers of financial, accounting, administrative and management personnel. Our anticipated expansion, and the resulting growth in the number of our employees, will result in increased responsibility for both existing and new management personnel. There can be no assurance that we will be able to identify, attract and retain experienced accounting and financial personnel. Our future operating results will depend upon the ability of our management and other key employees to implement and improve our systems for operations, financial control and information management, and to recruit, train, and manage our employee base. There can be no assurance that we will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures. Our inability to do so would have a material adverse effect upon our business, results of operations and financial condition.

Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain upon our management and operational resources. If we are unable to manage our expenses effectively, our business, results of operations and financial condition will be adversely affected.

We may be subject to additional risks associated with doing business in foreign countries.

If we are successful in expanding our business into countries other than the United States, in addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks may result from conducting business in foreign countries, including, without being limited to, the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability, which may be exacerbated in various foreign countries. There can be no assurance that we would be able to enforce business contracts or protect our intellectual property rights in foreign countries.

 In doing business in foreign countries we may also be subject to risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

When doing business in foreign countries, we may be subject to uncertainties with respect to those countries’ legal systems and application of laws, which may impact our ability to enforce our agreements and may expose us to lawsuits.

Legal systems in many foreign countries are new, unclear, and continually evolving.  There can be no certainty as to the application of laws and regulations in particular instances.  Many foreign countries do not have a comprehensive system of laws, and the existing regional and local laws are often in conflict and subject to inconsistent interpretation, implementation and enforcement.  New laws and changes to existing laws may occur quickly and sometimes unpredictably.  These factors may limit our ability to enforce agreements with our current and future customers, vendors and licensees.  Furthermore, it may expose us to lawsuits by our customers and vendors in which we may not be adequately able to protect ourselves.

When doing business in certain foreign countries, we may be unable to fully comply with local and regional laws which may expose us to financial risk.

When doing business in certain foreign countries, we may be required to comply with informal laws and trade practices imposed by local and regional government administrators.  Local taxes and other charges may be levied depending upon the local needs for tax revenues, and may not be predictable or evenly applied.  These local and regional taxes/charges and governmentally imposed business practices may affect our cost of doing business and may require us to constantly modify our business methods to both comply with these local rules and to lessen the financial impact and operational interference of such policies.  In addition, it is often extremely burdensome for businesses operating in foreign countries to comply with some of the local and regional laws and regulations.  Our failure to maintain compliance with the local laws may result in hefty fines and fees which may have a substantial impact upon our cash flow, cause a substantial decrease in our revenues, and may affect our ability to continue operations.

Various administrative agencies in foreign countries have informal rule enforcement with which we may not be able to comply.

Although we expect to be able to operate within changing administratively imposed business practices and otherwise to comply with the informal enforcement rules of the various administrative agencies in the countries where we will operate, there can be no assurance that we will be able to do so.  If local or regional governments or administrators in foreign countries impose new practices or levies which we cannot effectively respond to, or if administrators suddenly commence enforcing those rules that they have not previously enforced, our operations and financial condition could be materially and adversely impacted.  Our ability to appeal many of the local and regionally imposed laws and regulations may be limited, and we may not be able to seek adequate redress for laws which materially damage our business and affect our ability to continue operation.

Many foreign judiciaries are relatively inexperienced in enforcing the laws which exist, which may expose us to costly litigation and uncertain outcomes.

If we are involved in litigation in a foreign country, we may not be able to properly evaluate the possible outcome.  This may expose us to costly litigation.  Furthermore, we may be exposed to potential inequitable judicial results.  Either of those scenarios may have a material adverse effect upon our business or financial condition.

Currency fluctuations, while not presently ascertainable, may adversely affect our earnings.

Fluctuations in exchange rates may affect our costs and operating margins, which in turn could affect our revenues.  In addition, these fluctuations could result in exchange losses and increased costs.

Our success could be hindered by the limited protection afforded by the intellectual property and proprietary rights which we intend to acquire.  There are potential costs for enforcement or defense of these rights.

Any inability to adequately protect our intellectual property could harm our ability to compete.  Our future success and ability to compete depends in part upon our intellectual property and our patents (which we intend to acquire as we develop our products) and we will attempt to protect our intellectual property with a combination of patent, copyright, trademark and trade secret laws, as well as with confidentiality procedures and contractual provisions.  These legal protections afford only limited protection and may be time-consuming to obtain and maintain.  Further, in spite of our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our services.  In addition, our competitors could independently develop non-infringing products and technologies or services which are competitive with, equivalent to, and/or superior to our products, technologies or services.  Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights.

A conflict of interest may arise due to Mintz & Fraade, P.C.’s capacity as our legal counsel.

The law firm of Mintz & Fraade, P.C. is our legal counsel. In consideration for certain legal services rendered and certain services to be rendered pursuant to its retainer agreement with the Company, Mintz & Fraade, P.C. shall receive $100,000 payable from 50% of the first $200,000 received after the first $300,000 received from any source including, but not limited to: (A) the sale of shares of the Company to the public pursuant to a Registration Statement or (B) the sale of shares of the Company pursuant to a Private Placement Memorandum. Mintz & Fraade, P.C. also owns 353,704 shares constituting 11.07% of our common stock which we anticipate being issued and outstanding, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement.  In addition, Mintz & Fraade Enterprises LLC owns 229,081 shares constituting 7.14% of our common stock which we anticipate being issued and outstanding, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement. Mintz & Fraade Enterprises LLC is owned by the principals of Mintz & Fraade, P.C. and their spouses. Both entities shall also receive a pro rata number of shares of the 10,000,000 shares of Series A Anti-Dilutive Preferred Stock, equaling 1,107,000 shares to Mintz & Fraade, P.C. and 714,000 shares to Mintz & Fraade Enterprises LLC. Because of the payment terms of the retainer agreement and the ownership of stock by both entities, a conflict of interest may arise with respect to Mintz & Fraade, P.C.’s capacity as our legal counsel.

Mintz & Fraade, P.C. represented both parties in the Acquisition and was a stockholder of both parties. Both parties executed a letter agreement acknowledging and accepting Mintz & Fraade, P.C.’s dual representation and stock ownership, and waiving any conflict of interest which may exist as a result of Mintz & Fraade, P.C.’s dual representation and stock ownership.

Risks With Respect to Our Shares of Common Stock

We have never paid dividends on our common stock.

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to our common stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the common stock.  The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

Our Directors Have the Right, Without the Agreement of Stockholders, to Authorize the Issuance of Preferred Stock With any Rights Allowable Pursuant to Law, Which Could Adversely Affect the Rights and Value of Our Common Stock, Including Voting Rights and Liquidation Preferences.

Our directors, without further action by our stockholders, have the authority to issue shares of anti-dilutive Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  Any one share of Preferred Stock issued by our directors shall be convertible into five shares of Common Stock. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock and the value of such common stock.  Although our Board of Directors is required to make any determination to issue such stock based upon its judgment as to the best interests of our stockholders, our Board of Directors could, for example, act in a manner which would discourage an acquisition attempt or other transaction which some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  Our Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by applicable law or stock exchange rules.

The Company has agreed to issue 10,000,000 shares of anti-dilutive Preferred Stock to the existing stockholders .

The Company has agreed to issue after the Closing 10,000,000 shares of anti-dilutive Preferred Stock to the stockholders as of June 9, 2011 on a pro rata basis. These shares shall be convertible into Common Stock at a rate of five shares of Common Stock for every one share of Preferred Stock. The Preferred Stock shall not be convertible:

(i) during the first 12 months or during a financing transaction;
(ii) until the Company is trading on the Pink Sheets or any exchange; and
(iii) revenues of $1,000,000 must have been received during a period of 12 consecutive months prior to such conversion.

Shares of Preferred Stock shall be entitled to vote on an “as-converted to common stock basis.” Conversion shall not be affected by reverse stock splits. For example, if the Company makes a reverse split and 100,000,000 shares of Common Stock outstanding are reduced to 20,000,000 shares, the 10,000,000 shares of Preferred Stock will continue to be convertible into 50,000,000 shares of Common Stock.

There can be no assurance that our common stock will ever be quoted on any market or traded on national securities exchanges or markets.

Until such time as our common stock is quoted or listed upon any securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible.  Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Although we intend to make arrangements for our common stock to be traded upon a public market, such as the OTC Bulletin Board, there can be no assurance that we would be successful in having our common stock listed or quoted on OTC Bulletin Board or any other public markets, or that if so listed or quoted, that our common stock would thereafter increase in value.

Even if public markets do develop, the volume of trading in our common stock will presumably be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of his, hers or its securities.

SELECTED FINANCIAL DATA

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FASTFIX, INC.

The following is a discussion of Fastfix’s financial condition and results of operations for the periods ended December 31, 2009 and 2010. You should consider the foregoing when reviewing the consolidated financial statements and this discussion. You should read this section together with the consolidated financial statements including the notes to those financial statements for the years mentioned above. This discussion includes forward-looking statements which, although based on assumptions which the management of Fastfix considers reasonable, are subject to risks and uncertainties. Additionally, refer to the section on page 2 of this Form 8-K regarding forward-looking statements. The actual results and timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.

Liquidity and Capital Resources

We have incurred an operating loss for the twelve months ended December 31, 2010 and an operating loss for the twelve months ended December 31, 2009. As of December 31, 2010, we had an accumulated deficit of $367,675.

We currently have no revenues, but expect revenues in the foreseeable future as a result of obtaining customers for us to service. Revenues from our services are expected to increase in proportion to the number of customers serviced by us. Consequently, we are depending upon the proceeds from future debt or equity investments to implement our business plan until revenue is sufficient to cover our operating expenses. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect upon our anticipated results and financial condition. There can be no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

During the twelve months ended December 31, 2010 cash used by operations was $10,800 as compared to $68,350 cash used by operations during the twelve months ended December 31, 2009. This cash used was to issue stock for services in both the twelve months ended December 31, 2010 and December 31, 2009, as well as cash used for a project involving in-house software builders in the twelve months ended December 31, 2009.

During the twelve months ended December 31, 2010 we received no cash from financing activities as compared to receiving $2,580 in financing activities during the twelve months ended December 31, 2009 resulting from a loan from stockholders .

Results of Operations

Operating Results for the twelve months ended December 31, 2010 compared to December 31, 2009 and the Quarter ended March 31, 2011 compared to the Quarter ended March 31, 2010

	For the Twelve Months Ended December 31		Unaudited For the Quarter Ended March 31
	2010	2009	2011	2010
Statement of Operations Data

Total Revenue	$0	$0	$0	$0
Operating Loss	$(89,964)	$(85,478)	$(14,596)	$(21,925)
Net income (loss)	$(89,964)	$(85,478)	$(14,596)	$(21,925)
Net income ( loss) per share*	$(0.00089)	$(0.00086)	$(0.00014)	$(0.00022)

Balance Sheet Data

Total assets	$34,567	$113,231	$27,971	$91,306
Total liabilities	$3,442	$3,442	$11,442	$3,442
Stockholders’ equity (deficit)	$31,125	$109,789	$16,529	$87,864

* Based upon 99,829,313 shares issued and outstanding

During the twelve months ended December 31, 2009 and 2010 our revenues were $0.

Our cost of revenues during the twelve months ended December 31, 2010 were $89,964 as compared to $85,478 during the twelve months ended December 31, 2010. These costs are mainly due to depreciation and amortization of assets.

Our selling, general and administrative expenses during the twelve months ended December 31, 2010 were $0 as compared to $561during the twelve months ended December 31, 2009. Although there can be no assurance of a specific trend, we are continually working to minimize our selling, general and administrative expenses that will allow our revenues to sufficiently cover these expenses.

We experienced a net loss from operations of $89,964 during the twelve months ended December 31, 2010 as compared to a net loss from operations of $85,478 during the twelve months ended December 31, 2009.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

PROPERTIES

We currently make use of executive office space with an address at 330 Madison Ave, New York, NY 10017, which is a shared office space rented by Deep Sea Logistics, Inc.  We also make use of the office of one of our sales representatives with an address at 2000 Monterio Ave, 2nd and 3rd Floors, Richmond, VA 23222 Virginia. We currently pay $0 for the use of these office spaces. We may establish an office in Washington DC in the future based upon resources and requirements.

Prior to the end of 2012, we expect to have our personnel located at a single worldwide Corporate Head Quarters in New York City.  We also anticipate that two regional command centers will be established prior to the end of 2012. Management anticipates that ultimately fifty small (8 – 12 people) regional offices will be established at globally recognized shipping centers.  There can be no assurance that we will rent these centers or offices.

We presently have no agreements to acquire any properties, and have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, entities primarily engaged in real estate activities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock by :

●	each person who is the owner of more than 5% of the Company’s common stock outstanding after the closing of the Acquisition ;
●	each person who became an executive officer or director of the Company upon closing of the Acquisition ; and
●	all of the Company’s directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Shares Beneficial Ownership	Percentage of Outstanding Common Shares *
Vijaya Iswara (1)	1,146,000	35.70%
Deep Sea Logistics, Inc. (1)	1,146,000	35.70%
Mintz & Fraade, P.C. (2)	353,704	11.02%
Mintz & Fraade Enterprises, LLC (2)	229,081	7.14%
Craig Eckert (3)	28,296	0.88%
Directors and Officers as a Group (2 persons) (3)	1,174,296	36.58%

*	Percentages are based upon 3,210,000 shares expected to be issued and outstanding as of June 9, 2010, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement,
(1)
Deep Sea Logistics, Inc. is wholly owned by Vijaya Iswara, who has the sole voting and dispositive power with respect to the shares owned by Deep Sea Logistics, Inc. Address at: 330 Madison Avenue, New York, NY 10017

(2)
The principals of Mintz & Fraade, P.C. and their spouses own Mintz & Fraade Enterprises, LLC. The position could be taken that such entities have beneficial ownership of 18.16% of the outstanding common shares. Address at: 488 Madison Avenue, Suite 1100, New York, NY 10022

(3)	Address at: 330 Madison Avenue, New York, NY 10017

Each of these beneficial owners shall receive a pro rata amount of shares of Series A Anti-Dilutive Preferred Stock which will be issued by the Board of Directors of the Company. Such shares shall be convertible to Common Stock at a rate of five shares of Common Stock for every one share of Preferred Stock. The Series A Anti-Dilutive Preferred Stock shall not be convertible:

(i) during the first 12 months or during a financing transaction;
(ii)  until the Company is trading on the Pink Sheets or any exchange; and
(iii) revenues of $1,000,000 must have been received during a period of 12 consecutive months prior to such conversion.

The amendment of the Certificate of Incorporation shall give the Board of Directors such powers with respect to the Preferred Stock which are at least as broad as the existing Certificate of Incorporation of Madison and shall further provide for the issuance of Preferred Stock which is anti-dilutive in all respects including, but not limited to, that a reverse split of Madison’s Common Stock shall not effect the Preferred Stock. For example, if there are 40,000,000 shares of the Madison Common Stock issued and outstanding and 5,000,000 shares of Preferred Stock issued and outstanding which are convertible into 25,000,000 shares of Common Stock and there is a reverse split of the Common Stock, decreasing the number of shares of the issued and outstanding Madison Common Stock to 20,000,000 shares, the Preferred Stock shall retain the right to convert to 25,000,000 shares.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors consists of Mr. Craig Eckert, who is also our President and Chief Executive Officer and Mr. Vijaya Iswara, who is also our Chairman of the Board.

Our present executive officers and directors, their ages and present positions are as follows:

Name	Age	Position	First Year Elected/Appointed
Craig Eckert	61	President, CEO, Director	2011
Vijaya Iswara	40	Chairman, Secretary, Director	2011

All of our directors will hold office until such time as their successors, if any, have been duly elected and qualified.  All of our directors have currently been appointed to indefinite initial terms and we do not currently intend to elect additional directors or replace any of our current officers and directors.

All of our executive officers will hold office until the next annual meeting of the directors and until their successors, if any, have been duly appointed and qualified.

Mr. Craig Eckert has been the President, CEO, and a director of Fastfix since January 2011. Mr. Eckert was President of Metric Partners from August 2000 to present, where he provided the overall vision and leadership for Metric Partners Merger and Acquisition business. Prior to Metric Partners Mr. Eckert held Senior Executive positions at R-B Computer Systems from 2005 to 2007, CoManage from 1999 to 2001, CenturyTel from 1995 to 1999 and Nortel Networks from 1988 to 1994. His Sales, Marketing and Business Development experience includes the establishment of global operations in the Americas, AsiaPac and EMEA.  He has also held senior roles in sales, marketing and product management with P&L responsibility at CenturyTel. Mr. Eckert is a past Executive Board Member of the National Engineering Consortium from 1985 to 2000. He is a frequent speaker at trade and industry forums and is actively involved in several industry organizations and advisory boards. He holds an Engineering Degree from the University of South Florida in 1980 and earned his MBA at Northwestern’s J.L. Kellogg School of Management in 1994.

Mr. Vijaya Iswara has been the Chairman and a director of Fastfix since 2005. Since 1997, Mr. Iswara has served as President and CEO of Deep Sea Logistics Inc., a company in consulting and advisory in shipping.  Since 2001 to 2010, Mr. Iswara has served as a consultant of Alliance Computer Consultants Inc. in IT consulting business.

Mr. Iswara tracks trends and investment opportunities in inland and global shipping sectors. He has more than 12 years of experience in finance, strategic planning, ocean cargo projects, development of process efficiencies in the bulk trades and shipping industries. He developed FastFix - The Complete Cargo Fixture System. Mr. Iswara holds a Bachelors Degree in Accounting from Andhra University in India in 1991 and Post Graduate Diplomas in Foreign Trade Management from the Institute of Export Management in India in 1992 and Computer Applications from BDPS in India in 1992, as well as an MBA from University of Hartford in 1995. Mr. Iswara also holds an Advanced Chartering Certificate from SUNY Maritime in 2000.

Mr. Iswara’s publications include Ore wars and Collateral damage in April 2010, How to value a Ship in December 2009, FFA disputes and Capital Losses in November 2009, Do bribery and spying really exist in international trade? In Aug 2009, Drybulk demand worries in October 2008, Baltic Indices and the direction of freight markets in January 2008, Maritime Derivatives and Shipping Markets in August 2007, FFA's questionable tactics in May 2007, and EBook on Understanding Ocean Freight-Essential Knowledge for Organizational survival in September 2006.

EXECUTIVE COMPENSATION

 Pursuant to the terms of the Acquisition Agreement, the Company shall enter into employment agreements with each of Craig Eckert and Vijaya Iswara for a period of three years each, with a base salary of $96,000 per year for each of them. Salaries will not commence until after the Company has raised in excess of $500,000. Mr. Eckert’s salary will accrue as of March 1, 2011; the accrual will be paid out of a percentage of future revenues to be agreed upon.

Although Mr. Eckert’s employment agreement has not been executed 1,000,000 shares of the common stock have been transferred by Deep Sea Logistics with respect to his employment by the Company. This shall be reflected in his employment agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Using the definition of director independence set forth in NASDAQ Marketplace Rule 4200(a)(15), neither Craig Eckert nor Vijaya Iswara is considered an independent director.

The Company has used the services of MS Acctek, Inc., which is controlled by Mrutyunjaya Chittavajhula, Fastfix’s Controller, since the pre-incorporation years, beginning in 2002. Fastfix has issued 1,389,858 shares of common stock for services rendered throughout this time.

On November 29, 2010, Fastfix entered into a Consulting Agreement with Highland Global Partners, LLC (“Highland”), a New York corporation. Pursuant to the terms of the Consulting Agreement, Fastfix agreed to issue 50,000,000 shares of its common stock to Highland and its assignees. Mintz & Fraade, P.C. has received 25% of the shares which Highland was entitled to and Mintz & Fraade Enterprises, LLC, which is owned by the principals of Mintz & Fraade, P.C. and their spouses has received 10% of the shares which Highland was entitled to. This issuance resulted in a total of 99,829,313 issued and outstanding shares of common stock.

Deep Sea Logistics, Inc. and Mr. Iswara have agreed to enter into an agreement with the Company which shall provide as follows:

i. Mr. Iswara as the sole owner of Deep Sea Logistics, Inc., shall agree to pay off the Deep Sea Logistics, Inc. outstanding judgments and provide an undertaking that he shall obtain satisfactions of the judgments.  Mr. Iswara shall further authorize FastFix and/or any stockholder of FastFix to pay off the judgments. Such judgments aggregate approximately $100,000. 100,000 shares of stock of FastFix shall be held in escrow by Mintz & Fraade, P.C. until all claims are satisfied.
ii. FastFix shall have the right to withhold 10% of the first $100,000 of Mr. Iswara’s annual compensation and 25% of any compensation above $100,000 for the benefit of FastFix or the stockholders who pay such judgments.  The unpaid balance shall be due in five (5) years at which time FastFix or the stockholders could sell the stock held in escrow to satisfy any unpaid amount.
iii. A similar structure shall be utilized with respect to judgments and claims against Mr. Iswara. Such judgments aggregate approximately $50,000.

The Company has entered into a retainer agreement with Mintz & Fraade, P.C. to act as the Company’s legal counsel. In consideration for certain legal services rendered and to be rendered pursuant to its retainer agreement with the Company, Mintz & Fraade, P.C. shall receive $100,000 payable from 50% of the first $200,000 received after the first $300,000 received from any source including, but not limited to: (A) the sale of shares of the Company to the public pursuant to a Registration Statement or (B) the sale of shares of the Company pursuant to a Private Placement Memorandum.

Mintz & Fraade, P.C. represented both parties in the Acquisition and was a stockholder in both parties. Both parties executed a letter agreement acknowledging and accepting Mintz & Fraade, P.C.’s dual representation and stock ownership, and waiving any conflict of interest which may exist as a result of Mintz & Fraade, P.C.’s dual representation and stock ownership.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is not currently traded. However, arrangements will be made to have the Company’s common stock listed and traded on the OTCBB. There can be no assurance that the Company's common stock will at any time be listed and traded on the OTCBB or any other public market.

The Company has no plans to declare cash dividends on its common stock in the future and has not declared any since inception. There are no restrictions that limit the ability of the Company to declare cash dividends on its common stock and the Company does not believe that there are any that are likely to do so in the future.

RECENT SALES OF UNREGISTERED SECURITIES

None.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of the Company, immediately following the closing of the Acquisition, consists of 50,000,000 shares of common stock, par value $0.001 per share, of which 3,210,000 shares are expected to be issued and outstanding as of June 9, 2010, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement.  The Company plans to file a Certificate of Amendment to its Articles of Incorporation increasing the number of authorized shares of common stock to 200,000,000. Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Company does not have any other classes or series of capital stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of blank check preferred stock, par value $0.01 per share.  As of the date of this filing, the Company has no shares of preferred stock issued and outstanding. The Company plans to file a Certificate of Amendment to its Articles of Incorporation increasing the number of authorized shares of preferred stock to 25,000,000.

The Company has agreed to issue 10,000,000 shares of Series A anti-dilutive preferred stock to the existing stockholders of Fastfix as of June 9, 2011 on a pro rata basis.  Such shares shall be convertible into common stock at a rate of five shares of common stock for every one share of preferred stock, though they will not be convertible:

(i) during the first 12 months or during a financing transaction;
(ii) until the Company is trading on the Pink Sheets or any exchange; and
(iii) revenues of $1,000,000 must have been received during a period of 12 consecutive months prior to such conversion.

The amendment of the Certificate of Incorporation shall give the Board of Directors such powers with respect to the Preferred Stock which are at least as broad as the existing Certificate of Incorporation of Madison and shall further provide for the issuance of Preferred Stock which is anti-dilutive in all respects including, but not limited to, that a reverse split of Madison’s Common Stock shall not effect the Preferred Stock. For example, if there are 40,000,000 shares of the Madison Common Stock issued and outstanding and 5,000,000 shares of Preferred Stock issued and outstanding which are convertible into 25,000,000 shares of Common Stock and there is a reverse split of the Common Stock, decreasing the number of shares of the issued and outstanding Madison Common Stock to 20,000,000 shares, the Preferred Stock shall retain the right to convert to 25,000,000 shares.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified to the fullest extent provided by the Delaware General Corporation Law.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

Pursuant to the Acquisition Agreement, control of the Company has been transferred from the stockholders of Madison to the Fastfix Stockholders.  The details of this change in control are described in Item 2.01 of this Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS

As disclosed in Item 2.01 of this Form 8-K, immediately following the Acquisition on May 10, 2011, Michael Zaroff, President and a Director, Frederick M. Mintz, Chairman of the Board and a Director, and Alan P. Fraade, Principal Accounting Officer, Principal Financial Officer, Vice President, Secretary and a Director, appointed Craig Eckert and Vijaya Iswara as Directors of the Company.  Messrs. Zaroff, Mintz and Fraade then resigned all of their respective positions as officers and directors of the Registrant.

ITEM 5.03 AMENDMENTS TO CERTIFICATE OF INCORPORATION; CHANGES IN FISCAL YEAR

The Company intends to file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to change its name to “Fastfix, Inc.” We believe that the Amendment will better reflect the purpose of the Company and the change of ownership as discussed in Item 2.01. The Company also plans to amend its Certificate of Incorporation to increase the number of shares to 200,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Prior to the Closing pursuant to the Acquisition Agreement, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the Closing pursuant to the Acquisition Agreement, the Company has ceased being a shell company. The material terms of the Acquisition Agreement are described in Item 2.01 of this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit 2	Acquisition Agreement between Fastfix, Inc. and Madison Enterprises Group, Inc. dated May 10, 2011**
Exhibit 3.1	Articles of Incorporation**
Exhibit 3.2	Bylaws**
Exhibit 14	Code of Ethics**

**           Previously Filed with the Form 8-K Filed with the SEC on May 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Enterprises Group, Inc. (Registrant)

Dated: June 7, 2011	By:	/s/ Craig Eckert
Craig Eckert
Title: President and CEO

Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPEN DENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
Fastfix, Inc.

We have audited the accompanying balance sheets of Fastfix, Inc. as of December 31, 2010 and December 31, 2009, and the related statements of operations and changes in stockholder’s deficit and cash flows for the two years then ended.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Companies Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.    An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had no revenue for the years 2010 and 2009 and also had a large accumulated deficit through December 31, 2010.   These conditions raise substantial doubt about the ability of the Company to continue as a Going Concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fastfix, Inc. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the two years then ended in conformity with U.S. generally accepted accounting principles.

______________________________
Eugene M Egeberg, CPA
24 May 2011

FASTFIX INC
FINANCIAL STATEMENTS

For the Periods ending December 31, 2010 and 2009

C O N T E N T S

FASTFIX INC
BALANCE SHEET
For the years ending

	Dec 31, 2010	Dec 31, 2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$-

Total Current Assets	-	-

FIXED ASSETS:
Software built-in-house	273,900	263,100
Accumulated depreciation	(239,333)	(149,869)

Total Fixed Assets	34,567	113,231

Total Assets	$34,567	$113,231

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
A/P – Related Parties	$-	$-

Total Current Liabilities	-	-

LONG TERM LIABILITIES:
Loans from shareholders	3,442	3,442

Total Long Term Liabilities	3,442	3,442

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value; 100,000,000 shares
authorized and 99,829,313 and 49,675,027 issued and
outstanding at December 31, 2010 and 2009
respectively	83,794	81,751
Additional paid-in capital	315,006	305,749
Retained earnings	(367,675)	(277,711)

Total Stockholders' Equity	31,125	109,789

Total Liabilities and Stockholders' Equity	$34,567	113,231

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
STATEMENT OF OPERATIONS
For the years ending

	Dec 31, 2010	Dec 31, 2009

REVENUES:
Revenues	$-	$-

EXPENSES:
General and administrative Expenses	500	561
Depreciation and amortization	89,464	84,917

Total Expenses	89,964	85,478

Operating Income	(89,964)	(85,478)

OTHER INCOME (EXPENSES):
Interest Income (Expense), net	-	-
	-	-
Total Other Income (Expenses), net	-	-

Net Income (Loss)	$(89,964)	$(85,478)

Income Taxes	-	-

Net Income (Loss) after Income Taxes	(89,964)	(85,478)

Earnings per common share	(0.00)	(0.00)

Weighted average number of common shares	49,851,325	49,521,798

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
STATEMENT OF STOCKHOLDERS' EQUITY

					Retained
					Earnings /
		Common Stock		APIC	Accum. Deficit
		# of shares	Amount
		#	$	$	$
Balance, December 31, 2006		-	-	-	(32,287)
				-
12/31/07	Issuance of Common stock	41,500,000	-	-
	Founder shares			-
				-
12/31/07	Issuance of Common stock	2,007,572	20,076	74,174
	for services		-	-
			-	-
12/31/07	Issuance of Common stock	681,616	6,816	25,184
	for Exp before incorporation		-	-
			-	-
12/31/07	Issuance of Common stock	5,325,125	53,251	196,749
	for software building		-	-
			-	-
12/31/07	Rounding Adjustment		1	(01)
			-	-
12/31/07	Net Income (Loss) for the year		-	-	(94,511)
			-	-
Balance, December 31, 2007		49,514,313	80,144	296,106	(126,798)
			-	-
12/31/08	Net Income (Loss) for the year		-	-	(65,435)
			-	-
Balance, December 31, 2008		49,514,313	80,144	296,106	(192,233)
			-	-
12/15/09	Issuance of Common stock	150,714	1,507	9,043
	for software building		-	-
			-	-
12/15/09	Issuance of Common stock	10,000	100	600
	for services		-	-
			-	-
12/31/09	Net Income (Loss) for the year	-	-	-	(85,478)
			-	-
Balance, December 31, 2009		49,675,027	81,751	305,749	(277,711)
			-	-
09/30/10	Issuance of Common stock	154,286	1,543	9,257
	for software building		-	-
			-	-
12/31/10	Issuance of Common stock	50,000,000	500	-
	for services		-	-
			-	-
12/31/10	Net Income (Loss) for the year		-	-	(89,964)
			-	-
Balance, December 31, 2010		99,829,313	83,794	315,006	(367,675)

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
STATEMENT OF CASH FLOWS
For the years ended December 31, 2010 and 2009

	December 31st,	December 31st,
	2010	2009

Cash Flows from Operating Activities:
Net Income	$(89,964)	$(85,478)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	89,464	84,917
Stock issued for services	11,300	11,250
(Increase) decrease in operating assets	-
Project due from In-house-software builders	-	55,250
Increase (decrease) in operating liabilities	-
Accounts payable – related parties	-	-
	-	-
Net Cash provided by Operating Activities	10,800	65,939

Cash Flows from Investing Activities:
In-house-software built	(10,800)	(68,350)

Net Cash provided by Investing Activities	(10,800)	(68,350)

Cash Flows from Financing Activities:
Loans from shareholders	-	2,580

Net Cash provided by Financing Activities	-	2,580

Net increase (decrease) in cash and cash equivalents	-	169

Cash and cash equivalents at the beginning of period	-	(169)

Cash and cash equivalents at the end of period	-	-

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

NOTE 1.               ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.           Organization

Fastfix Inc (the Company) was incorporated on July 21, 2005 under the laws of the State of Delaware to engage in any lawful act or activity.

Significant progress has been made in several areas since forming the vision back in 1999-2000. This breakthrough software solution preliminary version was hosted at http://fastfixinc.cust.flarenetworks.com for over one year during 2001-2002. High-level strategic conceptual framework for the entire global trade infrastructure, encompassing all three distinct market segments, was fully finalized in March 2009. Currently our web site http://www.fastfixinc.com site is hosting many completed parts of the solution.

Further Technology developments and fine tuning of certain key features is in progress. Our unique process and methodology has USPTO # 10/908,753 patent pending status and was granted express permission from USPTO for global / international patent filings.

b.           U.S.  GAAP

The accompanying financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles.

NOTE 2.               PROPERTY AND EQUIPMENT

The Company engaged the services of an Information Technology Company to develop and maintain its website with the unique features to represent the Company's goals and aspirations in reaching and serving its global customers.  By this period, a significant part of the asset has been built enabling us to attract potential investors and clients and we are in the process of developing other important modules also.

The cost of the asset, valued on the above basis, and the accumulated depreciation thereof are as follows:

	For the year ending
	December 31,
	2010	2009
Cost recognized	$273,900	$263,100
Accumulated depreciation	(239,333)	(149,869)

Carrying value	34,567	113,231

NOTE 3.               EARNINGS PER COMMON SHARE

Basic earnings per common share are computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the year.  As of December 31, 2010 and 2009, the Company had 99,829,313 and 49,521,798 weighted average number of common shares respectively.

NOTE 4.               TRANSACTIONS WITH RELATED PARTIES

The Company uses the services of MS Acctek Inc, which is controlled by the Company's CFO; since the pre-incorporation years, beginning 2002. The Company has issued a total of 1,389,858 common shares for a total amount of $65,250 for services rendered periodically since 2002.

The Company has entered into a retainer agreement with Mintz & Fraade, P.C., a stockholder of the Company, to act as the Company’s legal counsel. In consideration for its legal services rendered and to be rendered pursuant to its retainer agreement with the Company, Mintz & Fraade, P.C. shall receive $100,000 payable from 50% of the first $200,000 received after the first $300,000 received from any source including, but not limited to: (A) the sale of shares of the Company to the public pursuant to a Registration Statement or (B) the sale of shares of the Company pursuant to a Private Placement Memorandum.

NOTE 5.               COMMON STOCK ISSUANCE

A total of 41,500,000 common shares were issued as founder shares without cost to the founders of the organization, and included in the shares issued and outstanding for both the years 2010 and 2009.  In the year 2010, a total of 50,000,000 common stock shares were issued as per consulting agreement dated November 29, 2010.

NOTE 6.               SUBSEQUENT EVENTS

Subsequent to the period covered by these financial statements, Fastfix entered into an Acquisition Agreement dated as of the 10th day of May, 2011 with Madison Enterprises Group, Inc. (“Madison”), a Delaware corporation (the “Closing”). Pursuant to the terms of the Acquisition Agreement, Madison agreed to acquire up to 99,829,313 shares of the issued and outstanding common stock of Fastfix from the stockholders of Fastfix (the “Fastfix Stockholders”) in exchange for up to 2,824,800 shares of the common stock of Madison. The aggregate of 99,829,313 shares represents 100% of Fasfix’s issued and outstanding shares of Common Stock. The aggregate of 2,824,800 shares represents 88% of Madison’s shares of Common Stock expected to be issued and outstanding as of June 9, 2010, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement.

Pursuant to the Acquisition Agreement, Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC agreed to deliver to the Company for redemption 2,824,800 shares of Madison's Common Stock, in consideration for the payment of $150,000 payable to Mintz & Fraade, P.C. on behalf of Mintz & Fraade Enterprises, LLC and Sierra Grey Capital, LLC as follows: (i) $37,500 from the first $75,000 of funds received from any source including, but not limited to, a private or public debt or equity offering (when the first $37,500 is paid by Madison to Mintz & Fraade, P.C. then Madison shall redeem 353,100 shares of Madison Common Stock owned by Mintz & Fraade Enterprises, LLC and 353,100 shares of Madison Common Stock owned by Sierra Grey Capital, LLC) and (ii) when $37,500 from each additional $75,000 of funds which are received from any source including, but not limited to, a private or public debt or equity offering, then Madison shall redeem 353,100 shares of Madison Common Stock owned by Mintz & Fraade Enterprises, LLC and 353,100 shares of Madison Common Stock owned by Sierra Grey Capital, LLC so that when $300,000 is received from any source including, but not limited to, a private or public debt or equity offering, the full $150,000 shall have been paid and 2,824,800 shares of Madison Common Stock shall have been redeemed.

The Company has agreed to issue after the Closing 10,000,000 shares of anti-dilutive Preferred Stock to the stockholders as of June 9, 2011 on a pro rata basis. These shares shall be convertible into Common Stock at a rate of five shares of Common Stock for every one share of Preferred Stock. The Preferred Stock shall not be convertible:
(i) during the first 12 months or during a financing transaction;
(ii) until the Company is trading on the Pink Sheets or any exchange; and
(iii) revenues of $1,000,000 must have been received during a period of 12consecutive months prior to such conversion.

Shares of Preferred Stock shall be entitled to vote on an “as-converted to common stock basis.” Conversion shall not be affected by reverse stock splits. For example, if the Company makes a reverse split and 100,000,000 shares of Common Stock outstanding are reduced to 20,000,000 shares, the 10,000,000 shares of Preferred Stock will continue to be convertible into 50,000,000 shares of Common Stock.

Pursuant to the terms of the Acquisition Agreement, the Company shall enter into employment agreements with each of Craig Eckert and Vijaya Iswara for a period of three years each, with a base salary of $96,000 per year for each of them. Salaries will not commence until after the Company has raised in excess of $500,000. Mr. Eckert’s salary will accrue as of March 1, 2011; the accrual will be paid out of a percentage of future revenues to be agreed upon.

Deep Sea Logistics, Inc. and Mr. Iswara have agreed to enter into an agreement with the Company which shall provide as follows:
i. Mr. Iswara as the sole owner of Deep Sea Logistics, Inc., shall agree to payoff the Deep Sea Logistics, Inc. outstanding judgments and provide an undertaking that he shall obtain satisfactions of the judgments.  Mr. Iswara shall further authorize FastFix and/or any stockholder of FastFix to pay off the judgments. Such judgments aggregate approximately $100,000. 100,000 shares of stock of FastFix shall be held in escrow by Mintz & Fraade, P.C. until all claims are satisfied.
ii. FastFix shall have the right to withhold 10% of the first $100,000 of Mr. Iswara’s annual compensation and 25% of any compensation above $100,000for the benefit of FastFix or the stockholders who pay such judgments.  The unpaid balance shall be due in five (5) years at which time FastFix or the stockholders could sell the stock held in escrow to satisfy any unpaid amount.
iii. A similar structure shall be utilized with respect to judgments and claims against Mr. Iswara. Such judgments aggregate approximately $50,000.

Mr. Iswara has agreed that he and Deep Sea Logistics, Inc. will not engage in any business activities other than through the Company.

FASTFIX INC
FINANCIAL STATEMENTS

For the Quarters ending March 31, 2011 and 2010

C O N T E N T S

FASTFIX INC
BALANCE SHEET

	As of	As of
	Mar 31, 2011	Mar 31, 2010
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$-

Total Current Assets	-	-

FIXED ASSETS:
Software built-in-house	273,900	263,100
Accumulated depreciation	(245,929)	(171,794)

Total Fixed Assets	27,971	91,306

Total Assets	$27,971	$91,306

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
A/P – Related Parties	$8,000	$-

Total Current Liabilities	8,000	-

LONG TERM LIABILITIES:
Loans from shareholders	3,442	3,442

Total Long Term Liabilities	3,442	3,442

STOCKHOLDERS' EQUITY:

Common stock, $0.01 par value; 100,000,000 shares authorized and 99,829,313 and 49,675,027 issued and outstanding at December 31, 2010 and 2009 respectively	83,794	81,751
Additional paid-in capital	315,006	305,749
Retained earnings	(382,271)	(299,636)

Total Stockholders' Equity	16,529	87,864

Total Liabilities and Stockholders' Equity	$27,971	91,306

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
STATEMENT OF OPERATIONS
For the quarters ending

	Mar 31, 2011	Mar 31, 2010
	(unaudited)	(unaudited)

REVENUES:
Revenues	$-	$-

EXPENSES:
General and administrative Expenses	8,000	-
Depreciation and amortization	6,596	21,925

Total Expenses	14,596	21,925

Operating Income	(14,596)	(21,925)

OTHER INCOME (EXPENSES):
Interest Income (Expense), net	-	-
	-	-
Total Other Income (Expenses), net	-	-

Net Income (Loss)	$(14,596)	$(21,925)

Income Taxes	-	-

Net Income (Loss) after Income Taxes	(14,596)	(21,925)

Earnings per common share	(0.00)	(0.00)

Weighted average number of common shares	99,829,313	49,675,027

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
STATEMENT OF STOCKHOLDERS' EQUITY

					Retained
					Earnings /
		Common Stock			Accum.	Total
		# of shares	Amount	APIC	Deficit	Equity
		#	$	$	$	$
Balance, December 31, 2006		-	-	-	(32,287)	(32,287)
				-		-
12/31/07	Issuance of Common stock	41,500,000	-	-		-
	Founder shares			-		-
				-
12/31/07	Issuance of Common stock	2,007,572	20,076	74,174		94,250
	for services		-	-		-
			-	-		-
12/31/07	Issuance of Common stock	681,616	6,816	25,184		32,000
	for Exp before incorporation		-	-		-
			-	-		-
12/31/07	Issuance of Common stock	5,325,125	53,251	196,749		250,000
	for software building		-	-		-
			-	-		-
12/31/07	Rounding Adjustment		1	(01)		-
			-	-		-
12/31/07	Net Income (Loss) for the year		-	-	(94,511)	(94,511)
			-	-		-
Balance, December 31, 2007		49,514,313	80,144	296,106	(126,798)	249,452
			-	-		-
12/31/08	Net Income (Loss) for the year		-	-	(65,435)	(65,435)
			-	-		-
Balance, December 31, 2008		49,514,313	80,144	296,106	(192,233)	184,017
			-	-		-
12/15/09	Issuance of Common stock	150,714	1,507	9,043		10,550
	for software building		-	-		-
			-	-		-
12/15/09	Issuance of Common stock	10,000	100	600		700
	for services		-	-		-
			-	-		-
12/31/09	Net Income (Loss) for the year	-	-	-	(85,478)	(85,478)
			-	-		-
Balance, December 31, 2009		49,675,027	81,751	305,749	(277,711)	109,789
			-	-		-
09/30/10	Issuance of Common stock	154,286	1,543	9,257		10,800
	for software building		-	-		-
			-	-		-
12/31/10	Issuance of Common stock	50,000,000	500	-		500
	for services		-	-		-
			-	-		-
12/31/10	Net Income (Loss) for the year		-	-	(89,964)	(89,964)

Balance, December 31, 2010		99,829,313	83,794	315,006	(367,675)	31,125
			-	-
03/31/11	Net Income (Loss) for the quarter		-	-	(14,596)	(14,596)
			-	-
Balance, March 31, 2011		99,829,313	83,794	315,006	(382,271)	16,529

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
STATEMENT OF CASH FLOWS
For the quarters ending March 31, 2011 and 2010

	March 31st	March 31st
	2011	2010

Cash Flows from Operating Activities:
Net Income	$(14,596)	$(21,925)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	6,596	21,925
Stock issued for services	-	-
(Increase) decrease in operating assets	-
Project due from In-house-software builders	-	-
Increase (decrease) in operating liabilities	-
Accounts payable – related parties	8,000	-
	-	-
Net Cash provided by Operating Activities	-	-

Cash Flows from Investing Activities:
In-house-software built	-	-

Net Cash provided by Investing Activities	-	-

Cash Flows from Financing Activities:
Loans from shareholders	-	-

Net Cash provided by Financing Activities	-	-

Net increase (decrease) in cash and cash equivalents	-	-

Cash and cash equivalents at the beginning of period	-	-

Cash and cash equivalents at the end of period	-	-

The accompanying notes are an integral part of these financial statements.

FASTFIX INC
NOTES TO FINANCIAL STATEMENTS
March 31, 2010 and 2011
(UNAUDITED)

NOTE 1.                      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.           Organization

Fastfix Inc (the Company) was incorporated on July 21, 2005 under the laws of the State of Delaware to engage in any lawful act or activity.

Significant progress has been made in several areas since forming the vision back in 1999-2000. This breakthrough software solution preliminary version was hosted at http://fastfixinc.cust.flarenetworks.com for over one year during 2001-2002. High-level strategic conceptual framework for the entire global trade infrastructure, encompassing all three distinct market segments, was fully finalized in March 2009. Currently our web site http://www.fastfixinc.com site is hosting many completed parts of the solution.

Further Technology developments and fine tuning of certain key features is in progress. Our unique process and methodology has USPTO # 10/908,753 patent pending status and was granted express permission from USPTO for global / international patent filings.

b.           U.S.  GAAP

The accompanying financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles.

c.           Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the SEC for reporting of interim financial information. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Accordingly, these statements do not include all the disclosures normally required by accounting principles generally accepted in the United States for annual financial statements and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this report.

The results of operations for the three-month period ended March 31, 2011 are not necessarily indicative of the operating results to be expected for the full year ending December 31, 2011.

d.           Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 2.                      PROPERTY AND EQUIPMENT

The Company engaged the services of an Information Technology Company to develop and maintain its website with the unique features to represent the Company's goals and aspirations in reaching and serving its global customers.  By this period, a significant part of the asset has been built enabling us to attract potential investors and clients and we are in the process of developing other important modules also.

The cost of the asset, valued on the above basis, and the accumulated depreciation thereof are as follows:

	For the quarter ending March 31,
	2011	2010
Cost recognized	$273,900	$263,100
Accumulated depreciation	(245,929)	(171,794)

Carrying value	27,971	91,306

NOTE 3.                      EARNINGS PER COMMON SHARE

Basic earnings per common share are computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  As of March 31, 2011 and 2010, the Company had 99,829,313 and 49,675,027 weighted average number of common shares respectively.

NOTE 4.                      TRANSACTIONS WITH RELATED PARTIES

The Company uses the services of MS Acctek Inc, which is controlled by the Company's CFO; since the pre-incorporation years, beginning 2002. The Company has issued a total of 1,389,858 common shares for services rendered periodically since 2002.

The Company has entered into a retainer agreement with Mintz & Fraade, P.C., a stockholder of the Company, to act as the Company’s legal counsel. In consideration for certain legal services rendered and certain services to be rendered pursuant to its retainer agreement with the Company, Mintz & Fraade, P.C. shall receive $100,000 payable from 50% of the first $200,000 received after the first $300,000 received from any source including, but not limited to: (A) the sale of shares of the Company to the public pursuant to a Registration Statement or (B) the sale of shares of the Company pursuant to a Private Placement Memorandum.

NOTE 5.                      COMMON STOCK ISSUANCE

A total of 41,500,000 common shares were issued as founder shares without cost to the founders of the organization, and included in the shares issued and outstanding. In the year 2010, a total of 50,000,000 common stock shares were issued as per consulting agreement dated November 29, 2010.

NOTE 6.                      SUBSEQUENT EVENTS

Subsequent to the period covered by these financial statements, Fastfix entered into an Acquisition Agreement dated as of the 10th day of May, 2011 with Madison Enterprises Group, Inc. (“Madison”), a Delaware corporation (the “Closing”). Pursuant to the terms of the Acquisition Agreement, Madison agreed to acquire up to 99,829,313 shares of the issued and outstanding common stock of Fastfix from the stockholders of Fastfix (the “Fastfix Stockholders”) in exchange for up to 2,824,800 shares of the common stock of Madison. The aggregate of 99,829,313 shares represents 100% of Fasfix’s issued and outstanding shares of Common Stock. The aggregate of 2,824,800 shares represents 88% of Madison’s shares of Common Stock expected to be issued and outstanding as of June 9, 2010, if all of the Fastfix Stockholders transfer their shares pursuant to the Acquisition Agreement.

Pursuant to the Acquisition Agreement, Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC agreed to deliver to the Company for redemption 2,824,800 shares of Madison's Common Stock, in consideration for the payment of $150,000 payable to Mintz & Fraade, P.C. on behalf of Mintz & Fraade Enterprises, LLC and Sierra Grey Capital, LLC as follows: (i) $37,500 from the first $75,000 of funds received from any source including, but not limited to, a private or public debt or equity offering (when the first $37,500 is paid by Madison to Mintz & Fraade, P.C. then Madison shall redeem 353,100 shares of Madison Common Stock owned by Mintz & Fraade Enterprises, LLC and 353,100 shares of Madison Common Stock owned by Sierra Grey Capital, LLC) and (ii) when $37,500 from each additional $75,000 of funds which are received from any source including, but not limited to, a private or public debt or equity offering, then Madison shall redeem 353,100 shares of Madison Common Stock owned by Mintz & Fraade Enterprises, LLC and 353,100 shares of Madison Common Stock owned by Sierra Grey Capital, LLC so that when $300,000 is received from any source including, but not limited to, a private or public debt or equity offering, the full $150,000 shall have been paid and 2,824,800 shares of Madison Common Stock shall have been redeemed.

The Company has agreed to issue after the Closing 10,000,000 shares of anti-dilutive Preferred Stock to the stockholders as of June 9, 2011 on a pro rata basis. These shares shall be convertible into Common Stock at a rate of five shares of Common Stock for every one share of Preferred Stock. The Preferred Stock shall not be convertible:
(i) during the first 12 months or during a financing transaction;
(ii) until the Company is trading on the Pink Sheets or any exchange; and
(iii) revenues of $1,000,000 must have been received during a period of 12consecutive months prior to such conversion.

Shares of Preferred Stock shall be entitled to vote on an “as-converted to common stock basis.” Conversion shall not be affected by reverse stock splits. For example, if the Company makes a reverse split and 100,000,000 shares of Common Stock outstanding are reduced to 20,000,000 shares, the 10,000,000 shares of Preferred Stock will continue to be convertible into 50,000,000 shares of Common Stock.

Pursuant to the terms of the Acquisition Agreement, the Company shall enter into employment agreements with each of Craig Eckert and Vijaya Iswara for a period of three years each, with a base salary of $96,000 per year for each of them. Salaries will not commence until after the Company has raised in excess of $500,000. Mr. Eckert’s salary will accrue as of March 1, 2011; the accrual will be paid out of a percentage of future revenues to be agreed upon.

Deep Sea Logistics, Inc. and Mr. Iswara have agreed to enter into an agreement with the Company which shall provide as follows:
i. Mr. Iswara as the sole owner of Deep Sea Logistics, Inc., shall agree to pay off the Deep Sea Logistics, Inc. outstanding judgments and provide an undertaking that he shall obtain satisfactions of the judgments.  Mr. Iswara shall further authorize FastFix and/or any stockholder of FastFix to pay off the judgments. Such judgments aggregate approximately $100,000. 100,000 shares of stock of FastFix shall be held in escrow by Mintz & Fraade, P.C. until all claims are satisfied.
ii. FastFix shall have the right to withhold 10% of the first $100,000 of Mr. Iswara’s annual compensation and 25% of any compensation above $100,000for the benefit of FastFix or the stockholders who pay such judgments.  The unpaid balance shall be due in five (5) years at which time FastFix or the stockholders could sell the stock held in escrow to satisfy any unpaid amount.
iii. A similar structure shall be utilized with respect to judgments and claims against Mr. Iswara. Such judgments aggregate approximately $50,000.

Mr. Iswara has agreed that he and Deep Sea Logistics, Inc. will not engage in any business activities other than through the Company.

PRO FORMA
FINANCIAL STATEMENTS

For the Periods ending December 31, 2010 and 2009

FASTFIX, INC
(A Development Stage Company)
BALANC E SHEETS
AUDITED
RESTATED 5/11/2011

ASSETS
			Pro Forma		Pro Forma			Pro Forma		Pro Forma
	Historical		Adjustments		Consolidated	Historical		Adjustments		Consolidated
	FastFix	Madison				FastFix	Madison
	December 31, 2010	December 31, 2010			2010	December 31, 2009	December 31, 2009			2009
Current Assets
Cash and cash equivalents	$-	$-	-		$-	$-	$-			$-
Cash in Escrow	-	3,319	-		3,319	-	7,907			7,907

Total Current Assets	-	3,319	-		3,319	-	7,907			7,907

Property, Plant and Equipment
at cost net of accumulated depreciation	$34,567	$-	-		$34,567	$113,231	$-			$113,231
		-	-		-	-	-			-

TOTAL ASSETS	$34,567	$3,319	-		$37,886	$113,231	$7,907			$121,138

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$-	$6,416	-		$6,416	$-	$1,805			$1,805
Loans from Shareholders	3,442	-	-		3,442	3,442	-			3,442
Accrued Liabilities	-	-	-		-	-	-			-

Total Current Liabilities	3,442	6,416	-		9,858	3,442	1,805			5,247

TOTAL LIABILITIES	$3,442	$6,416	-		$9,858	$3,442	$1,805			$5,247

Stockholders' Equity:
Preferred Stock - $0.001 par value - 5,000,000 authorized and none issued or outstanding	$-	$-			$-	$-	$-			$-
Common Stock - $0.001 par value - 50,000,000shares authorized, 3,210,000 issued and outstanding for both years	$83,294	$3,210	(80,469)	NOTE 6	$3,210	$81,751	$3,210	(78,926)	NOTE 6	$3,210
Additional paid-in capital	315,006	17,790	(315,006)	NOTE 6	17,790	305,749	17,790	(305,749)	NOTE 6	17,790
Gain on Bargain Purchase of Fastfix Inc	-	-	28,300	NOTE 6	28,300	-	-	106,964	NOTE 6	106,964
Retained earnings (deficit) Accumulated During Development Stage	(367,175)	(24,097)	367,175	NOTE 6	(24,097)	(277,711)	(14,898)	277,711	NOTE 6	(14,898)

TOTAL STOCKHOLDERS EQUITY	$31,125	$(3,097)	$-		$25,203	$109,789	$6,102	$-		$113,066

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,567	$3,319	$-		$35,061	$113,231	$7,907	$-		$118,313

FASTFIX, INC
(A Development Stage Company)
STATEME NT OF CHANGES IN STOCKHOLDERS' EQUITY
AUDITED

FASTFIX INC	HISTORICAL
	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at January 1, 2010	$81,751	$305,749	$(277,711)	$109,789

Stock Issued	1,543	-	-	1,543

Additional Paid in Capital	-	9,257	-	9,257

Retained Earnings	-	-		-

Net Income	-	-	(89,464)	(89,464)

Balance at December 31, 2010	$83,294	$315,006	$(367,175)	$31,125

MADISON ENTERPRISES	HISTORICAL
	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at January 1, 2010	$3,210	$17,790	$(14,898)	$6,102

Stock Issued	-	-	-	-

Additional Paid in Capital	-	-	-	-

Retained Earnings	-	-	-	-

Net Income	-	-	(9,199)	(9,199)

Balance at December 31, 2010	$3,210	$17,790	$(24,097)	$(3,097)

PRO FORMA
CONSOLIDATED		2010

	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at January 1, 2010	$84,961	$323,539	$(292,609)	$115,891

Stock Issued	1,543	-	-	1,543

Additional Paid in Capital	-	9,257	-	9,257

Retained Earnings Adjustment	-	-	-	-

Net Income	-	-	(98,663)	(98,663)

Pro Forma Adjustments (NOTE 6)	(80,469)	(315,006)	395,475	-

Balance at December 31, 2010	$6,035	$17,790	$4,203	$28,028

FASTFIX INC	HISTORICAL
	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at January 1, 2009	$80,144	$296,106	$(192,234)	$184,016

Net Stock Issued (Purchased)	1,607	-	-	1,607

Additional Paid in Capital	-	9,643	-	9,643

Retained Earnings	-	-	-	-

Net Income	-	-	(85,477)	(85,477)

Balance at December 31, 2009	$81,751	$305,749	$(277,711)	$109,789

MADISON ENTERPRISES	HISTORICAL
	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at January 1, 2009	$3,210	$17,790	$(19,008)	$1,992

Stock Issued	-	-	-	-

Additional Paid in Capital	-	-	-	-

Retained Earnings	-	-	-	-

Net Income	-	-	4,110	4,110

Balance at December 31, 2009	$3,210	$17,790	$(14,898)	$6,102

PRO FORMA
CONSOLIDATED		2009

	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at January 1, 2009	$83,354	$313,896	$(211,242)	$186,008

Net Stock Issued (Purchased)	1,607	-	-	1,607

Additional Paid in Capital	-	9,643	-	9,643

Retained Earnings	-	-	-	-

Net Income	-	-	(81,367)	(81,367)

Pro Forma Adjustments (Note 6)	(78,926)	(305,749)	384,675	-

Balance at December 31, 2009	$6,035	$17,790	$92,066	$115,891

FASTFIX, INC
(A Development Stage Company)
STATEM ENT OF OPERATIONS
AUDITED
RESTATED 5/11/2011

	Historical		Pro Forma Adjustments		Pro Forma Consolidated	Historical		Pro Forma Adjustments		Pro Forma Consolidated
	FastFix	Madison				FastFix	Madison
	December 31, 2010	December 31, 2010			2010	December 31, 2009	December 31, 2009			2009

Revenue	$-	$-	$-		$-	$-	$-			$-

Cost of Revenue	-	-	-		-	-	-			-

Gross Profit (Loss)	-	-	-		-	-	-			-

Operating Expenses	89,464	9,199	-		98,663	85,478	7,890			93,368

Net Income (Loss) from Operations	(89,464)	(9,199)	-		(98,663)	(85,478)	(7,890)			(93,368)

Gain on Bargain Purchase Acquisition	-	-	28,300	NOTE 6	-	-	-	106,964	NOTE 6	106,964

Other Income (Expense), Net	-	-	-		-	-	12,000			12,000

Net Income (Loss)	$(89,464)	$(9,199)	$28,300		$(98,663)	$(85,478)	$4,110	$106,964		$25,596

Weighted average number of common shares outstanding - basic and fully diluted	49,714,338	3,210,000	(46,889,538)		6,034,800	49,521,798	3,210,000	(46,696,998)		6,034,800

Net (Loss) per share - basic and fully diluted	$(0.0018)	$(0.0029)	$(0.0006)		$(0.0047)	$0.0000	$0.0013	$(0.0047)		$0.0013

FASTFIX, INC
(A Development Stage Company)
S TATEMEN T OF CASH FLOWS
AUDITED
RESTATED 5/11/2011

	Historical		Pro Forma Adjustments		Pro Forma Consolidated	Historical		Pro Forma Adjustments		Pro Forma Consolidated
	FastFix	Madison				FastFix	Madison
	December 31, 2010	December 31, 2010			2010	December 31, 2009	December 31, 2009			2009

Cash Flows From Operating Activities
Net income (loss)	$(89,464)	$(9,199)	$28,300	NOTE 4	$(70,363)	$(85,478)	$4,110	$106,964	NOTE 6	$25,596

Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:

Increase in Depreciation	89,464	-			89,464	84,917	-			84,917
(Increase) in Accounts Receivable	-	-			-	55,250	-			55,250
Increase in Accounts Payable and Accrued Expenses	-	4,611	-		4,611	(169)	305	-		136

Net cash (used) by operating activities	-	(4,588)	28,300		23,712	54,520	4,415	106,964		165,899

Cash Flows From Investing Activities

Purchase of property, plant and equipment	(10,800)	-	-		(10,800)	(68,350)	-	-		(68,350)

Net cash used in investing activities	(10,800)	-	-		(10,800)	(68,350)	-	-		(68,350)

Cash Flows From Financing Activities
Issuance of Common Stock	10,800	-	(80,469)	NOTE 6	(69,669)	1,607	-	(78,926)	NOTE 6	(77,319)
Cash in Escrow	-	4,588	-		4,588		(4,415)	-		(4,415)
Increase in Loans from Shareholders	-	-	-		-	2,580	-	-		2,580
Retained Earnings Adjustment	-	-	367,175	NOTE 6	367,175			277,711	NOTE 6	277,711
Increase in Contributed Capital	-	-	(315,006)	NOTE 6	(315,006)	9,643	-	(305,749)	NOTE 6	(296,106)

Net cash used in financing activities	10,800	4,588	(28,300)		(12,912)	13,830	(4,415)	(106,964)		(97,549)

Net decrease in cash and cash equivalents	-	-	-		-	0	-	-		0

Cash and cash equivalents, Beginning of Period	-	-	-		-	-	-	-		-

Cash and cash equivalents, December 31st	$-	$-	$-		$-	$0	$-	$-		$0